Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-166755 on Form S-3 of our report dated February 27, 2012, relating to the consolidated financial statements of Burlington Northern Santa Fe, LLC and subsidiaries (the "Company"), appearing in this Annual Report on Form 10-K of Burlington Northern Santa Fe, LLC and subsidiaries for the year ended December 31, 2011.

/s/ DELOITTE & TOUCHE LLP

Fort Worth, Texas
February 27, 2012

E-6